                                                                   EXHIBIT 10.32

[The Registrant shall furnish supplementally a copy of any omitted schedule to the Commission upon request.]

                    EXECUTION COPY ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of August 5, 1996 (as hereafter amended, modified or supplemented, this "Agreement"), between CRAY RESEARCH, INC., a corporation organized and existing under the laws of the State of Delaware ("Seller"), and ARIS CORPORATION, a corporation organized and existing under the laws of the State of Washington ("Purchaser");

                                  WITNESSETH

      WHEREAS, Seller, though its Cray Solutions division ("Cray Solutions"), is engaged in the business of providing certain software consulting services in the United States; and

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all right, title and interest of Seller in and to certain of the property and assets used in connection with the business of Cray Solutions, and in connection therewith Purchaser is willing to assume certain liabilities of Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, the payment by Purchaser to Seller of the amount of $10.00 and the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     SECTION 1. Assets to Be Sold. (a) On the terms and subject to the conditions of this Agreement, Seller shall, on the Closing Date, sell, assign, transfer, convey and deliver to Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser, and Purchaser shall acquire from Seller, on the Closing Date, all of Seller's right, title and interest in and to the following assets, in each case owned or leased by Seller and used primarily or, in the case of clause (iv) of this Section 1, solely in connection with the business of Cray Solutions at the Closing Date (collectively, the "Assets"):

          (i) the office lease agreement, dated October 20, 1993, between Metropolitan Life Insurance Company, as landlord, and Cray Research, Inc. (as successor in interest of Savant Systems, Inc.), as tenant (the "Dallas Lease");

          (ii) all furniture, fixtures, equipment, machinery and other tangible personal property at 5430 LBJ Freeway, Suite 950, Dallas, Texas 75240 (the "Dallas Facility");
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          (iii) all books of account, general, financial, tax and personnel records, invoices, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto;

          (iv) all intellectual property, goodwill, trade secrets and other intangible personal property;

          (v) all sales and promotional literature, customer lists and other sales-related materials; and

          (vi) all rights under all contracts, subcontracts, licenses, sublicenses, agreements, leases, purchase orders, customer orders, commitments and similar binding arrangements of Seller, including, without limitation, all non-compete agreements between Seller and any Transferred Employee.

     (b) Notwithstanding the foregoing, the Assets shall exclude the following assets owned or leased by Seller (the "excluded Assets"):

          (i) all cash, cash equivalents and bank accounts;

          (ii) all accounts receivable, notes and other amounts receivable from third parties (including, without limitation, customers and employees) arising from the conduct of the business of Cray Solutions on or before the Closing Date, including, without limitation, all amounts receivable under invoices for services performed by Cray Solutions on or before July 31, 1996;

          (iii) all claims, causes of action, chases in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds) pertaining to, arising out of or inuring to the benefit of the business of Cray Solutions on or before the Closing Date;

          (iv) all rights of Seller in and to the names "Cray" and "Cray Solutions" ;

          (v) all rights of Seller under the consulting services agreement, dated March 1, 1995 (the "TIG Agreement"), between TIG Insurance Company and Cray Research, Inc.; and

          (vi) all rights of Seller under this Agreement and any agreements ancillary hereto.

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

     SECTION 2. Assumption and Exclusion of Liabilities. (a) Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due all liabilities of Seller as at the Closing Date arising out of or relating to (i) the Assets, (ii) to the extent arising on or after the Closing Date, the Transferred Employees (as defined below), and (iii) severance benefits under the terms of the 1995 Cray Severance Plan claimed by any Employee upon the termination of any such Employee on or after the Closing Date (the "Assumed Liabilities"), including, without limitation, (A) liabilities under all contacts, agreements and purchase orders listed on Schedule I attached hereto,
(B) all accounts payable arising after the Closing.

     (b) Seller shall retain, and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for, all liabilities of Seller as of the Closing Date other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation, (i) all liabilities relating to or arising out of the Excluded Assets and (ii) liabilities for vacation time, sick leave, personal leave and other compensated time off accrued by the Employees as of the Closing Date.

     SECTION 3. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, California (telephone: (415) 616-1100; telecopier: (415) 616-1199), August 5, 1996 or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     SECTION 4. Conditions to Closing. (a) The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the receipt by Seller, at or prior to the Closing, of TIG's written agreement (the "Termination Agreement") to terminate the TIG Agreement and release Seller of any liability thereunder, in the form attached hereto as Exhibit D. After the Closing, Purchaser shall perform, at no cost to TIG (other than documented expenses), such services as TIG may reasonably request in an aggregate amount of $250,000 of consulting services. As consideration of performing such services,
(i) Seller shall pay to Purchaser the sum of $175,000 within 30 days of the Closing Date; provided that Purchaser and TIG shall have entered into a contract with respect to the full amount of the $250,000 of services to be provided by Purchaser to TIG as referenced above; and (ii) Seller shall pay to Purchaser the sum of $135,000 in accordance with the payment schedule set forth on Schedule II hereto, which payments Seller shall make within 30 days of receipt of Purchaser's invoice.

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(iii) The obligations of Seller and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to (iv) the receipt by Seller, at or prior to the Closing, of the landlord's written consent to the assignment of the Dallas Lease to Purchaser, and (v) the delivery by Seller and Purchaser of joint termination notices to the customers under each of the customer contracts listed on Schedule I hereto.

     SECTION 5. Closing Deliveries. At the Closing, (a) Seller shall deliver or cause to be delivered to Purchaser an executed bill of sale and executed counterparts of an assignment and assumption agreement for the Dallas Lease and an assignment and assumption agreement for the other Assets; and (b) Purchaser shall deliver to Seller executed counterparts of the assignment and assumption agreement for the Dallas Lease and the assignment and assumption agreement for the other Assets. The foregoing documents shall be in the form attached hereto as Exhibits A, B and C.

     SECTION 6. Consents. Seller shall use reasonable efforts to obtain any required consents to assignment of all contracts, licenses, sublicenses, agreements and leases included among the Assets, and shall use its best efforts to obtain the consent of the landlord to assignment of the Dallas Lease; provided, however, that Seller shall not be required to pay any amount to any person to obtain any such consents. Purchaser shall use its best effort in assisting and cooperating with Seller to obtain the consent of the landlord to the assignment of the Dallas Lease.

     SECTION 7. Use of Intellectual Property. Cray will retain all rights to the names "Cray" and "Cray Solutions," and Purchaser shall not use the name "Cray," either alone or in combination with any other names, as a trademark, service mark, trade name or corporate name or for any other purpose whatsoever; provided, however, that Purchaser may, for a period not to exceed three months following the Closing Date, refer to its division carrying on business with the Assets acquired pursuant hereto as "formerly known as Cray Solutions. "

     SECTION 8. Employee Matters. (a) As of the Closing Date, Purchaser shall offer employment to each of the employees of Cray Solutions listed on Schedule III hereto (each an "Employee," and each such Employee who accepts such offer a "Transferred Employee"), with employment grade, credit for years of service, base compensation and incentive bonuses not less than that set forth opposite such Employees name on Schedule III.

          (b) Purchaser shall provide each Transferred Employee whose employment with Purchaser is terminated at any time on or within one year after the Closing Date with severance benefits in an amount not less than the amount of severance payable to such Transferred Employee under the terms of the 1995 Cray Severance Plan, as amended April 24, 1996.

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     SECTION 9. Indemnification. (a) Purchaser shall be indemnified and held harmless by Seller for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by it (collectively "Losses") and arising out of, resulting from or relating to (i) the Excluded Liabilities, (ii) the Excluded Assets, (iii) claims by any Transferred Employee relating to facts and circumstances occurring before the Closing Date, and (iv) claims by any customer under any customer contract listed on Schedule I hereto relating to facts and circumstances occurring before the Closing Date.

     (b) Seller shall be indemnified and held harmless by Purchaser for any and all Losses arising out of or resulting from (i) the Assumed Liabilities, (ii) the Assets and (iii) claims by any Transferred Employee relating to facts and circumstances occurring on or after the Closing Date.

     (c) In no event shall Seller or Purchaser be liable for consequential damages under this Agreement or any documents or instruments delivered by such parties at the Closing.

     SECTION 10. Representations and Warranties. (a) Seller and Purchaser each hereby represents and warrants to the other that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement and any agreements ancillary hereto, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; (ii) the execution and delivery of this Agreement and any agreements ancillary hereto by it, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite action on its part; and (iii) this Agreement has been, and upon their execution any agreements ancillary hereto will be, duly executed and delivered by it, and (assuming due authorization, execution and delivery by the other party) this Agreement constitutes, and upon their execution any agreements ancillary hereto will constitute, legal, valid and binding obligations of it enforceable against it in accordance with their respective terms.

     (b) Seller hereby represents and warrants to Purchaser that it has not received from the landlord under the Dallas Lease prior to the Closing any written notice of default under such lease which remains uncured as of the date hereof.

     (c) EXCEPT WITH RESPECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH HEREIN, SELLER MAKES NO, AND EXPRESSLY DISCLAIMS ANY, REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WHETHER OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR A PARTICULAR

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PURPOSE OR QUALITY OF THE ASSETS, OR ANY PART THEREOF, OR AS TO THE CONDITION,
WORKMANSHIP OR VALUE THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. IT IS UNDERSTOOD BY THE PARTIES THAT THE ASSETS ARE TO BE CONVEYED HEREUNDER "AS-IS" AND "WHERE-IS" ON THE CLOSING DATE AND IN THEIR THEN PRESENT CONDITION, AND THE PURCHASER SHALL RELY SOLELY UPON ITS OWN INVESTIGATION AND EXAMINATION THEREOF.

     SECTION 11. Prorations; Taxes. Except as expressly provided herein, prorations will be made with regard to the amount of rents, real and personal property taxes, telephone and other utilities relating to the Assets as of the Closing Date, with Seller liable for such items to the extent relating to the period prior to the Closing Date and Purchaser liable for such items to the extent relating to the period on and after the Closing Date. Seller and Purchaser shall each be liable for one-half of any sales, use, registration, transfer or similar taxes, charges or fees incurred in connection with the transactions contemplated by this Agreement.

     SECTION 12. Confidentiality. The confidentiality agreement, dated July 15, 1996, between Seller and Purchaser shall remain in full force and effect, and the terms and conditions of this Agreement shall be deemed to constitute, and shall be treated as, confidential or proprietary information under such confidentiality agreement.

     SECTION 13. Public Announcements. Neither party hereto shall make, or cause to be made, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, and in any event, no such press release or other public announcement shall disclose any of the terms or conditions of this Agreement.

     SECTION 14. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

     SECTION 15. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 16. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

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     SECTION 17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 18. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, undertakings and understandings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof.

     SECTION 19. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Seller and Purchaser (which consent may be granted or withheld in the sole discretion of Seller and Purchaser).

     SECTION 20. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

     SECTION 21. Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by, or on behalf of, Seller and Purchaser.

     SECTION 22. Arbitration. All disputes, differences, controversies or claims between the parties hereto arising out of or relating to this Agreement or the transactions contemplated hereby shall be finally settled under binding arbitration in the city of San Francisco, California. Any such arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association.

     SECTION 23. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                       7
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     SECTION 24. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of demonstrating the inadequacy of money damages.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed by their respective officers "hereunto duly authorized as of the date first written above.

CRAY RESEARCH, INC.

By:  /s/ Robert H. Ewald
   -----------------------------
Name: Robert H. Ewald
Title: President and Chief Operating Officer
       c/o Silicon Graphics, Inc.
       2011 North Shoreline Boulevard
       Mountain View, California 94039-7311

       Attention: Ed Malysz
       Telephone: (415) 933-3013 Telecopy: (415) 933-0466


ARIS CORPORATION

By: /s/ Paul Song
   -----------------------------
Name: Paul Song Title: President
      6720 Fort Dent Way Suite 150
      Seattle, Washington 98188-2555

      Attention: Paul Song
      Telephone: (206) 433-2081 Telecopy: (206) 433-1182

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